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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of ATS Medical, Inc. for the registration of 3,687,183 shares of its common stock and to the incorporation by reference therein of our report dated February 6, 2004, with respect to the consolidated financial statements and schedule of ATS Medical, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                                       /s/ ERNST & YOUNG LLP

Minneapolis, Minnesota
July 9, 2004